UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2019

Eagle Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Maryland	0-25923	52-2061461
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Number)

7830 Old Georgetown Road, Bethesda, Maryland 20814
(Address of Principal Executive Offices) (Zip Code)

301-986-1800
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered under Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value	EGBN	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 1, 2019, Eagle Bancorp, Inc. (the “Company”) announced that on September 30, 2019, Leslie M. Alperstein, Harvey M. Goodman and Lynn Hackney resigned as members of the Board of Directors of the Company and its wholly owned subsidiary, EagleBank, effective retroactively to September 25, 2019. A copy of press release issued by the Company announcing the resignations is attached as exhibit 99.1 to this report. None of Mr. Alperstein, Mr. Goodman or Ms. Hackney resigned as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

In connection with the resignations, each of Mr. Alperstein, Mr. Goodman and Ms. Hackney entered into an agreement with the Company and the Bank, pursuant to which each of the directors resigned, all unvested awards of restricted stock units, restricted stock and options to purchase stock previously granted to them as partial compensation for board service, will vest in full. As a result of this vesting, an aggregate of 8,509 shares of restricted stock will vest for Mr. Alperstein, an aggregate of 8,509 shares of restricted stock will vest for Mr. Goodman, and an aggregate of 2,037 shares of restricted stock will vest for Ms. Hackney. The Company expects that it will incur compensation expense of approximately $768,386 as a result of the acceleration of vesting. Under the agreements, Mr. Alperstein, Mr. Goodman and Ms. Hackney have agreed to certain confidentiality and nondisclosure provisions, and have agreed to certain nonsolicitation, noninterference and nondisparagement provisions for a period of two years from the date of their resignation. A copy of the form of agreement is filed as exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Number	Description
99.1	Press Release dated October 1, 2019
99.2	Form of Agreement between Eagle Bancorp, Inc., EagleBank and each of Leslie M. Alperstein, Harvey M. Goodman and Lynn Hackney
104	Cover Page Interactive Data File – the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BANCORP, INC.

By:	/s/ Susan G. Riel
Susan G. Riel, President, Chief Executive Officer

Dated: October 2, 2019